Exhibit 10.1

THE ISSUANCE AND SALE OF NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES THAT MAY BE ISSUABLE PURSUANT TO THIS Promissory NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION AND PROSPECTUS-DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

PROMISSORY NOTE

Principal Amount: Up to $15,000,000 Dated as of April 20, 2026

FOR VALUE RECEIVED, SOUTHERN AIRWAYS EXPRESS, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Southern Express”) and SOUTHERN AIRWAYS PACIFIC, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Southern Pacific” and, together with Southern Express, the “Borrowers”), hereby jointly and severally promise to pay to LamVen LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Lender”), the aggregate principal amount of up to Fifteen Million and 00/100 Dollars ($15,000,000.00) (the “Maximum Principal Amount”), or such lesser amount as may be advanced to the Borrowers by Lender from time to time in accordance with Section 1 hereof (each such advance, an “Advance”, and the aggregate outstanding principal amount of all Advances, the “Loan”), together with accrued but unpaid interest (if any) and all other amounts payable hereunder, all on the terms and subject to the conditions set forth in this Promissory Note (this “Note”).

1.
Advances. During each consecutive ninety (90)-day period commencing on the date hereof (each such period, a “Draw Period”) until the Maturity Date, SURF AIR MOBILITY INC., a Delaware corporation (the “Company”) or any Borrower may request one or more Advances from Lender in an aggregate amount up to Five Million Dollars ($5,000,000.00) (the “Draw Period Cap”); provided that (x) undrawn amounts from any Draw Period shall not increase the Draw Period Cap in any subsequent Draw Period, (y) upon request of the Company or any Borrower, Lender may, in its sole and absolute discretion, make Advances during any Draw Period in excess of the Draw Period Cap and (z) the aggregate amount of all Advances made under this Note shall not exceed the Maximum Principal Amount. Upon receipt of any such request from the Company or any Borrower, Lender shall promptly fund such requested Advance (and in any event, no later than three (3) business days following such request) to a bank account of the Company, any Borrower or any other subsidiary of the Company, as specified in the request for such Advance.
2.
Origination Fee; Interest.
(a)
Origination Fee. Upon the later of (x) ninety (90) days of the date hereof or (y) the date of an initial Advance, the Borrowers shall pay to the Lender an origination fee (the “Origination Fee”) in the amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), which fee has been fully earned and is non-refundable upon the initial Advance hereunder; provided, that at the Company’s election, the Origination Fee may be satisfied in whole or in part in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (or pre-funded warrants in lieu thereof), valued at $1.274 per share, the average closing price for the five trading day period ended April 17, 2026, in which case the Company shall issue directly to Lender that number of shares of Common Stock, which shall not have been registered under the Securities Act, having an aggregate fair market value equal to the Origination Fee (or such lesser amount not otherwise being paid in cash). Notwithstanding anything herein to the contrary, any such

Exhibit 10.1

issuance of shares of Common Stock shall be subject to applicable securities laws and to receipt of customary investor representation letters from Lender.
(b)
Interest. The outstanding principal amount from time to time of the Loan made hereunder shall bear interest at a rate of twelve and one half percent (12.5%) per annum (the “Applicable Rate”). Beginning with the first business day of the month following the date hereof, and on the first business day of each succeeding month thereafter, the Borrowers shall pay interest in respect of the outstanding principal balance of the Loan monthly in arrears at the Applicable Rate and on the basis of a 360 day year of twelve 30 day months. The Borrowers may pay interest in cash or shares of Common Stock (or pre-funded warrants in lieu thereof), or both, at the Company’s election; if the Company elects to satisfy a monthly interest payment with shares of Common Stock, the Company shall issue directly to Lender that number of shares of Common Stock, which shall not have been registered under the Securities Act, having an aggregate fair market value equal to the monthly interest payment, valued at $1.274 per share. Notwithstanding anything herein to the contrary, any such issuance of shares of Common Stock (or pre-funded warrants in lieu thereof) shall be subject to applicable securities laws and to receipt of customary investor representation letters from Lender
(c)
Beneficial Ownership Limitation. The Company shall not effect the issuance of any shares of Common Stock pursuant to Section 2(a) or 2(b) to the extent that after giving effect to such issuance, the Lender (together with (i) the Lender’s affiliates, as defined in Rule 144 under the Securities Act (“Affiliates”), (ii) any other persons acting as a group together with the Lender or any of the Lender’s Affiliates, and (iii) any other persons whose beneficial ownership of the shares of Common Stock would or could be aggregated with the Lender’s for the purposes of Section 13(d) (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Lender and its Affiliates and Attribution Parties shall include the number of shares issuable pursuant to Section 2(a) or 2(b) with respect to which such determination is being made, but shall exclude the number of shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of any warrants beneficially owned by the Lender or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (collectively “Common Stock Equivalents”)) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Lender or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, it being acknowledged by the Lender that the Company is not representing to the Lender that such calculation is in compliance with Section 13(d) of the Exchange Act and the Lender is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(c) applies, the determination of whether the shares of Common Stock are issuable pursuant to Section 2(a) or 2(b) (in relation to other securities owned by the Lender together with any Affiliates and Attribution Parties) and of which portion of shares of Common Stock due to Lender pursuant to Section 2(a) or 2(b) are issuable shall be the responsibility of the Lender, and the submission of a notice of exercise shall be deemed to be the Lender’s representation to the Company that the shares of Common Stock are issuable pursuant to Section 2(a) or 2(b) (in relation to other securities owned by the Lender together with any Affiliates and Attribution Parties) and of which portion of shares of Common Stock due to Lender pursuant to Section 2(a) or 2(b) are issuable, in each case subject to the Beneficial Ownership Limitation, and the Company may, but shall have no obligation to, verify or confirm the accuracy of such representation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, a Lender

Exhibit 10.1

may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Lender, the Company shall within one business day confirm orally and in writing to the Lender the number of shares of Common Stock outstanding at the close of business on the prior business day. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by the Lender or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares issuable pursuant to Section 2(a) or 2(b). The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.
3.
Maturity; Prepayment. The aggregate unpaid principal amount of the Loan, together with all other amounts payable hereunder, shall be due and payable in full on the earlier to occur of (a) the date that is thirty-six (36) months after the date hereof (the “Maturity Date”), and (b) the date on which this Note is otherwise accelerated as provided for hereunder. The Borrowers may prepay this Loan in whole or in part at any time without premium or penalty upon not less than three (3) business days’ prior written notice to Lender.
4.
Collateral Support; Negative Pledge; Further Assurances.
(a)
As security for the payment or performance in full of the obligations of the Borrowers hereunder, each Grantor (as defined below) hereby pledges and grants to the Lender a security interest in all of its Aircraft (as defined below) (collectively, the “Collateral”) to become effective immediately upon the making the initial Advance hereunder. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the Collateral include or the security interest attach to any Excluded Assets (as defined below). As used herein:

“Aircraft” means an aircraft, including its airframe and/or engine(s) and/or propeller(s), or a helicopter, including its helicopter engine(s), and all Parts and Aircraft Records relating thereto.

“Aircraft Records” means, with respect to any Aircraft, all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records at any time required to be maintained with respect to such Aircraft in accordance with the rules and regulations of the FAA or the aviation authority of any relevant jurisdiction.

“Excluded Assets” includes (i) any property owned by a Grantor that is subject to a purchase money lien or a “capital lease” in accordance with GAAP permitted hereunder if the contractual obligation pursuant to which such lien is granted (or the document providing for such capital lease) prohibits the creation of a lien thereon or expressly requires the consent of any person other than a Grantor, unless such consent has been obtained or such prohibitions otherwise cease to exist, in which case such Collateral shall automatically become subject to the security interest granted hereunder, (ii) any General Intangibles (as defined in the NY UCC) or other right, title, or interest, in or otherwise arising under any contracts, instruments, licenses, leases or other documents as to which the grant of a security interest would violate or invalidate any such contract, instrument, license or other document or give any other party to such contract, instrument, license orother document the right to terminate its obligations thereunder, (iii) any asset, the granting of a security interest in which would be void or illegal under any applicable law, or pursuant thereto would result in, or permit the termination of, such asset, provided, that the property described in clauses (ii) and (iii) above shall only be excluded from the term “Collateral” to the extent the conditions stated therein are not rendered ineffective

Exhibit 10.1

pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC or any other applicable law; and (iv) those assets as to which the Lender and Borrowers reasonably determine that the costs of obtaining such security interests in such assets are excessive in relation to the benefit to the Lender of the security to be afforded thereby.

“Grantors” means: (i) each Borrower and (ii) each Subsidiary that becomes a party to this agreement as a Grantor on or after the date hereof.

“NY UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that to the extent that the Uniform Commercial Code is used to define any term herein and such term is defined differently in different Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern.

“Parts” means, with respect to any Aircraft, any and all appliances, modules, parts, systems, components, assemblies, retables, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature which (a) are from time to time incorporated or installed in or attached to such Aircraft, or (b) having been so installed or attached, are later removed therefrom, so long as title thereto remains vested in the relevant Grantor after such removal from such Aircraft.

(b)
During the term of this Note, the Company shall not, and shall not permit any of its subsidiaries to, create, incur, assume or suffer to exist any lien, mortgage, pledge, charge, security interest or encumbrance (other than Permitted Liens (as defined below)) on any of the Collateral without the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed). As used herein, “Permitted Liens” means: (i) liens existing on the date hereof, (ii) liens for taxes, assessments or governmental charges or levies not overdue for a period of more than thirty (30) days or being contested or negotiated in good faith; (iii) mechanics’, materialmen’s, artisans’, warehousemen’s, carriers’, landlords’ and similar liens arising in the ordinary course of business; (iv) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (v) liens incurred in connection with aircraft or engine financings and leasings (including any related credit support, reserves, or maintenance deposit arrangements); and (vi) any replacement or refinancing of any of the foregoing on substantially similar or more favorable terms. For the avoidance of doubt, nothing herein shall prohibit the Company or its subsidiaries from selling, leasing, licensing, exchanging or otherwise disposing of any Collateral in the ordinary course of business or in connection with fleet optimization, financing or refinancing transactions.
(c)
From time to time subsequent to the date hereof, if any Subsidiary of the Company acquires any Aircraft and such Subsidiary is not a Grantor, the Company shall cause such Subsidiary to, within thirty (30) days following the date such Subsidiary acquires such Aircraft (or such later date as agreed by the Lender) (i) become a party hereto as an additional Grantor by executing a joinder agreement (a “Joinder Agreement”), in form and substance reasonably satisfactory to the Company. Upon delivery of any such Joinder Agreement to the Lender, notice of which is hereby waived by each other Grantor, each additional Grantor shall be a “Grantor” hereunder with the same force and effect as if it were originally a party to this Note and named as a “Grantor” hereunder. Notwithstanding anything herein to the contrary, no Grantor shall be required to complete any filings or other action with respect to the perfection of the security interests created hereby.
5.
Use of Proceeds. Advances shall be used for general corporate purposes, working capital, fleet-related expenditures and such other purposes as the Company may determine; provided, however, that Company may not use Advances to pay any amortization or other repayment of Company’s other creditors (other than trade creditors in the ordinary course).
6.
Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

Exhibit 10.1

(a)
the failure of the Borrowers to pay any outstanding principal balance hereof when due in accordance with the terms of this Note;
(b)
the failure of the Borrowers to satisfy the Origination Fee as required under Section 2, which failure continues for five (5) business days after written notice thereof from Lender;
(c)
the failure of the Company or the Grantors to perform or to comply with any other term or obligation contained in this Note, which failure, if capable of cure, continues for thirty (30) days after written notice thereof from Lender; or
(d)
the commencement of an action (whether voluntary or involuntary) or other proceeding seeking liquidation, reorganization, assignment for the benefit of creditors or other relief in respect of any Grantor under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for any Grantor, or the consent to, or the taking of any action with respect to the authorization of, any such relief or the appointment of any such official in any action or proceeding, and, in the case of an involuntary proceeding, such proceeding is not dismissed within sixty (60) days.
7.
Rights and Remedies. Upon the occurrence and during the continuance of any Event of Default, Lender may, by written notice to the Company (or, in the case of an Event of Default described in Section 6(d), automatically and without any notice), declare the entire outstanding principal balance hereof, together with all other amounts payable hereunder, immediately due and payable. In addition, Lender shall have all rights and remedies available to it at law or in equity, all of which shall be cumulative. The exercise of remedies is subject in all respects to Section 13. Notwithstanding anything herein to the contrary, (i) the Company shall not be liable, either primarily or secondarily, for any payment of the obligations hereunder, including any principal, interest, fees, or other amounts due with respect to the Advances, (ii) the Lender shall not have any right of recourse, claim, or cause of action against the Company, any of its assets or properties, whether arising in contract, tort, or otherwise, in connection with this Note and (iii) the sole and exclusive recourse of the Lender for any breach or default under this Note shall be strictly limited to the exercise of remedies against the Grantors.
8.
Lender’s Representations and Warranties. The Lender represents and warrants to the Company and the Borrowers that, as of the date hereof:
(a)
No Public Sale or Distribution. The Lender is acquiring this Note for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted from registration under the Securities Act; provided, however, by making the representations herein, the Lender does not agree, or make any representation or warranty, to hold the Note for any minimum or other specific term and reserves the right to dispose of the Note at any time subject to Section 11 below and in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act. The Lender does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute the Note in violation of applicable securities laws. For purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.
(b)
Accredited Investor Status. At the time the Lender was offered this Note, it was and, as of the date hereof, the Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D.
(c)
Reliance on Exemptions. The Lender understands that the Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and the Borrowers are relying in part upon the truth and accuracy of, and the Lender’s compliance with, the representations, warranties, agreements, acknowledgments and

Exhibit 10.1

understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Note.
(d)
Transfer or Resale. The Lender understands that: (i) the Note has not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred by the Lender or any other holder of the Note unless (A) subsequently registered thereunder, (B) the Lender shall have delivered to the Company (if requested by the Company) an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that the Note may be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Lender provides the Company with reasonable assurance that the Note can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act (or a successor rule thereto) (collectively, “Rule 144”); and (ii) any sale of the Note made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Note under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
(e)
No Bad Actor Disqualification Event. The Lender represents, after reasonable inquiry, that none of the “Bad Actor” disqualifying events described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”) is applicable to the Lender or any of its Rule 506(d) Related Parties (if any). “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Lender’s securities for purposes of Rule 506(d).
9.
Expenses. The Borrowers shall pay all reasonable and documented out-of-pocket costs, fees and expenses (including reasonable and documented attorneys’ fees) incurred by Lender in collecting, or attempting to collect, any amount that becomes due hereunder following an Event of Default, in seeking legal advice with respect to such collection or such Event of Default, or in attempting to have any stay or injunction against the enforcement or collection of this Note lifted by any court, including a bankruptcy court.
10.
Waiver. THE GRANTORS HEREBY WAIVE PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR OR NONPAYMENT. THE PARTIES HERETO FURTHER WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE PARTIES HERETO MAY BE PARTIES ARISING OUT OF, OR IN ANY WAY PERTAINING TO, THIS NOTE. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THE PARTIES HERETO HEREBY REPRESENT AND WARRANT THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE.
11.
Successors and Assigns. Neither this Note nor any rights or obligations hereunder may be assigned or transferred by either party, whether by operation of law or otherwise, without the prior written consent of the other party, which consent may be withheld in such party's sole and absolute discretion. Any purported assignment or transfer in violation of this Section 11 shall be null and void and of no force or effect. Subject to the foregoing, this Note shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
12.
Governing Law; Notices; Counterparts. THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, on the first business day after transmission if sent by confirmed electronic mail, or five business days after deposit in the United States first-class mail, by registered or certified mail, postage prepaid, addressed as set forth below each party’s name, as applicable, on the signature page hereto, or at such

Exhibit 10.1

other address as a party may designate by ten (10) business days’ advance written notice to the other party. This Note may be executed in one or more counterparts, including by .pdf or other electronic signature, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
13.
Subordination. Lender hereby agrees that any security interest or lien that Lender may have in any property of the Grantors is subordinate to any security interest or lien that High Trail Special Situations LLC in its capacity as collateral agent for the benefit of Holders (as defined in that certain Surf Air Mobility Inc. Senior Secured Convertible Note due 2028 dated November 12, 2025) (together with its successors and permitted assigns, the “Senior Lender”) may have in any property of the Company or its subsidiaries pursuant to the agreements executed between and among the Senior Lender and the Company and its affiliates (such agreements, the “Senior Debt Documents”).
14.
Termination; Release. When the obligations of the Borrowers hereunder are paid in full and upon notice of the Company, this Note and the security interest granted hereby shall immediately and automatically terminate and all rights to the Collateral shall revert to the applicable Grantor, and the Lender will promptly following such termination execute and deliver to such Grantor such documents as are necessary to evidence such termination, and such other documentation as shall be reasonably requested by such Grantor to effect the termination and release of the liens and security interests in favor of the Lender affecting the Collateral, all at the applicable Grantor’s sole cost and expense. The Lender shall, at the Grantors’ sole cost and expense, execute and deliver or otherwise authorize the filing of such documents as any Grantor shall reasonably request to evidence any release of liens pursuant to this Note.

[Remainder of Page Intentionally Left Blank]

Exhibit 10.1

IN WITNESS WHEREOF, the parties have caused this Note to be duly executed and delivered as of the day and year first above written.

COMPANY:

SURF AIR MOBILITY INC.

By: ____________________________

Name: Deanna White

Title: CEO

Address: 5080 Spectrum Drive, Suite 250W

Addison, TX 75001

Email: deanna.white@surfair.com

With a copy to:

Address: c/o General Counsel

12111 Crenshaw Blvd.

Hawthorne, CA 90250

Email: legalnotices@surfair.com

BORROWERS:

SOUTHERN AIRWAYS EXPRESS, LLC

By: ____________________________

Name: Deanna White

Title: CEO

Address: 5080 Spectrum Drive, Suite 250W

Addison, TX 75001

Email: deanna.white@surfair.com

With a copy to:

Address: c/o General Counsel

12111 Crenshaw Blvd.

Hawthorne, CA 90250

Email: legalnotices@surfair.com

SIGNATURE PAGE 1

Exhibit 10.1

SOUTHERN AIRWAYS PACIFIC, LLC

By: ____________________________

Name: Deanna White

Title: CEO

Address: 5080 Spectrum Drive, Suite 250W

Addison, TX 75001

Email: deanna.white@surfair.com

With a copy to:

Address: c/o General Counsel

12111 Crenshaw Blvd.

Hawthorne, CA 90250

Email: legalnotices@surfair.com

SIGNATURE PAGE 3

Exhibit 10.1

LENDER:

LAMVEN LLC

By: ____________________________

Liam Fayed, President

Address: 240 Greenwich Avenue, 3rd Floor

Greenwich, CT 06830

Email: liam@surfair.com

SIGNATURE PAGE 3